UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 14, 2024

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2710 Lakeview Court
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (408) 610-3915

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 17, 2024, Velo3D, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting that Bradley Kreger had been appointed as the Company’s Chief Executive Officer on and effective as of June 14, 2024. On June 26, 2024, the Compensation Committee of the Board of Directors of the Company approved certain modifications to Mr. Kreger’s compensation package, effective as of June 14, 2024, in connection with his appointment. This Amendment No. 1 on Form 8-K/A is being filed for the purpose of reporting such compensation modifications pursuant to Item 5.02(c)(3) of Form 8-K and correcting the date on the cover page to reflect the June 14, 2024 date of Mr. Kreger’s appointment. No other disclosure in the Original 8-K is amended by this Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Bradley Kreger as the Company’s Chief Executive Officer, on June 26, 2024, the Compensation Committee of the Board of Directors of the Company approved certain modifications to Mr. Kreger’s compensation package. Effective as of June 14, 2024, Mr. Kreger’s annual base salary was increased from $380,000 to $460,000 and his target bonus for fiscal year 2024 was set at 70% of his increased base salary amount pursuant to the Company’s annual bonus plan for fiscal year 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	July 2, 2024	By:	/s/ Bradley Kreger
		Name:	Bradley Kreger
		Title:	Chief Executive Officer